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                                AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT

     AMENDMENT NO. 1 TO RIGHTS AGREEMENT ('Amendment'), entered into as of March 4, 1997 but bearing an effective date of January 14, 1997, by and between KELLSTROM INDUSTRIES, INC., a Delaware corporation having offices at 14000 N.W. 4th Street, Sunrise, Florida 33325 (the 'Company'), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, having offices at 2 Broadway, New York, New York 10004 (the 'Rights Agent').

                                    RECITALS

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of January 14, 1997 (the 'Rights Agreement'), pursuant to which, among other things, the Company authorized and declared a dividend of one preferred share purchase right (a 'Right') for each Common Share of the Company outstanding at the close of business on January 26, 1997 (the 'Record Date'), each Right representing the right to purchase one one-hundredth (1/100) of a preferred share; and

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement as set forth herein;

     NOW THEREFORE, the Company and the Rights Agent hereby agree as follows:

     1. The references in the Rights Agreement to the par value of the Series A Junior Participating Cumulative Preferred Stock in: (i) Section 1(m) of the Rights Agreement; (ii) the second paragraph of Exhibit A to the Rights Agreement; (iii) the first sentence of the first paragraph of Exhibit B; and
(iv) the third sentence of the first paragraph of Exhibit C, are each hereby amended by changing the par value from a par value per share of '$.01' per share to a par value of '$.001' per share.

     2. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect.

     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

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     IN  WITNESS  WHEREOF, the  Company and  the Rights  Agent have  caused this
Amendment to be executed as of the date first written above.

                                     KELLSTROM INDUSTRIES, INC.

                                     By:  /s/ Zivi R. Nedivi
                                          ------------------------------
                                          Name:  Zivi R. Nedivi
                                          Title: President and CEO

                                     CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                     By:  /s/ William F. Seegraber
                                          ------------------------------
                                          Name: William F. Seegraber
                                          Title: Vice President